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                                                                Exhibit 3.02

                              AMENDED AND RESTATED

                                    BYLAWS OF

                        CHOICE HOTELS INTERNATIONAL, INC.
              (Formerly known as "Choice Hotels Franchising, Inc."
                and hereinafter referred to as the "Corporation")

                    AS AMENDED AND RESTATED, OCTOBER 15, 1997


                                   ARTICLE I.

                                     OFFICES

         SECTION 1. Office. The registered office of the Corporation shall be in the City of Wilmington, County of New Castle, State of Delaware.

         SECTION 2. Additional Offices. The Corporation may also have offices at such other places, both within and without the State of Delaware, as the Board of Directors may from time to time determine or as the business of the Corporation may require.

                                   ARTICLE II.

                            MEETINGS OF STOCKHOLDERS

         SECTION 1. Time and Place. Meetings of stockholders for any purpose may be held at such time and place, within or without the State of Delaware, as the Board of Directors may fix from time to time and as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.

         SECTION 2. Annual Meeting. Annual meetings of stockholders shall be held on any date in the month of September or October in each year at 9:00 a.m. or at such other [time and such] date and time as shall be designated, from time to time, by the Board of Directors and stated in the notice of the meeting. At such annual meeting, the stockholders shall elect directors and transact such other business as may properly be brought before the meeting in accordance with
Section 7 of this Article II.

         SECTION 3. Notice of Annual Meeting. Written notice of the annual meeting stating the place, date and time thereof shall be given to each stockholder entitled to vote at such meeting not less than 10 nor more than 60 days prior to the meeting.

         SECTION 4. List of Stockholders. The officer in charge of the stock ledger of the Corporation or the transfer agent shall prepare and make, at least 10 days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder for any purpose germane to the meeting, during ordinary business hours, for a period of at least 10 days prior to the meeting either at a place within the city where the meeting is to be held (other than the place of the meeting), which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

         SECTION 5. Notice of Special Meeting. Written notice of a special meeting stating the place, date and time thereof and the purpose or purposes for which the meeting is called, shall be given to each stockholder entitled to vote at such meeting not less than 10 nor more than 60 days prior to the meeting.
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         SECTION 6. Stockholder Proposals. To be properly brought before an annual meeting, business must be (1) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (2) otherwise properly brought before the meeting by or at the direction of the Board of Directors or (3) otherwise properly brought before the meeting by a stockholder entitled to vote thereon. For business to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a stockholder's notice must be received not less than sixty days nor more than ninety days prior to the first anniversary of the preceding year's annual meeting; provided, however, that in the event that the date of the annual meeting is advanced by more than thirty days or delayed by more than sixty days from such anniversary, notice by the stockholder to be timely must be so received not earlier than the ninetieth day prior to such annual meeting and not later than the close of business on the later of (1) the sixtieth day prior to such annual meeting or (2) the tenth day following the date on which notice of the date of the annual meeting was mailed or public disclosure thereof was made by the Corporation, whichever first occurs. For purposes of calculating the first such notice period following adoption of this Restated Certificate of Incorporation the first anniversary of the 1997 annual meeting shall be deemed to be September 16, 1998. Each such notice shall set forth as to each matter the stockholder proposes to bring before the annual meeting: (a) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the meeting, (b) the name and address, as they appear on the Corporation's books, of the stockholder proposing such business and the name and address of the beneficial owner on whose behalf the proposal is being made, (c) the class, series and number of shares of the Corporation which are beneficially owned by the stockholder or by the beneficial owner on whose behalf the proposal is being made, (d) any material interest of the stockholder, or the beneficial owner on whose behalf the proposal is being made, in such business, (e) a representation that the stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting, and (f) a description of all arrangements or understandings between the stockholder, the beneficial owner on whose behalf the proposal is being made, or any other person or persons (naming such person or persons) relating to the matter being proposed.

         To be properly brought before a special meeting, business must be (1) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors or (2) otherwise properly brought before the meeting by or at the direction of the Board of Directors.

         No business shall be conducted at any meeting of the stockholders except in accordance with the procedures set forth in this Article II, Section
6. The presiding officer of the meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting and in accordance with the provisions of this Article II, Section 6 and if he or she should so determine, any such business not properly brought before the meeting shall not be transacted. Nothing herein shall be deemed to affect any rights of stockholders to request inclusion of proposals in the Corporation's proxy statement pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the "Exchange Act").

         SECTION 7. Presiding Officer. Meetings of stockholders shall be presided over by the Chairman of the Board, or, if he is not present, by the Vice Chairman, or, if he is not present, by the Chief Executive Officer, or if he is not present, by the President or, if he is not present, by such person who may have been chosen by the Board of Directors or, if none of such persons is present, by a chairman to be chosen by the stockholders owning a majority of the shares of capital stock of the Corporation issued and outstanding and entitled to vote at the meeting and who are present in person or by proxy. The Secretary of the Corporation or, if he is not present, an Assistant Secretary or, if he is not present, such person who may have been chosen by the Board of Directors, shall act as secretary of meetings of stockholders, but if none of such persons is present the stockholders owning a majority of the Voting Power of the Corporation and who are present in person or by proxy shall choose any person present to act as secretary of the meeting. "Voting Power" means the total number of votes that may be cast by holders of capital stock in the election of directors.

         SECTION 8 Quorum. The holders of a majority of the Voting Power of the Corporation, present in person or represented by proxy, shall be necessary to, and shall constitute a quorum for, the transaction of business at all meetings of stockholders, except as otherwise provided by statute or by the Certificate of Incorporation. If, however, a quorum shall not be present in person or by proxy at any meeting of the stockholders, the stockholders

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entitled to vote thereat, present in person or represented by proxy, shall have the power to adjourn the meeting from time to time, without notice of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken, until a quorum shall be present in person or by proxy. At any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have the power to adjourn the meeting from time to time for good cause, without notice of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken until a date which is not more than 30 days after the date of the original meeting. At such adjourned meeting, at which a quorum shall be present in person or by proxy, any business may be transacted which might have been transacted at the meeting as originally called. If the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

         SECTION 9. Voting.

                  (a) At any meeting of stockholders, every stockholder having the right to vote shall be entitled to vote in person or by proxy. Except as otherwise provided by law or the Certificate of Incorporation or a resolution of the Board of Directors creating a series or class of capital stock of the Corporation, each stockholder of record shall be entitled to one vote for each share of capital stock registered in his name on the books of the Corporation.

                  (b) All elections shall be determined by a plurality vote, and except as otherwise provided by law or the Certificate of Incorporation, all other matters shall be determined by a vote of a majority of the Voting Power present in person or by proxy and voting, on such other matters.

                                  ARTICLE III.

                                    DIRECTORS

         SECTION 1. General Powers: Number: Tenure. The business of the Corporation shall be managed by its Board of Directors, which may exercise all powers of the Corporation and perform all lawful acts and things as are not by law, the Certificate of Incorporation or these Bylaws directed or required to be exercised or performed by the stockholders. The number of directors constituting the whole Board of Directors shall be not less than 3 nor more than 12. The first Board of Directors shall consist of 9 directors. Thereafter, within the limits above specified, the number of directors shall be determined by the Board of Directors. The directors shall be elected and shall hold office as specified in the Certificate of Incorporation. Directors need not be stockholders. Directors, other than Stewart Bainurn, Sr. shall retire from the Board of Directors as of the annual meeting of stockholders next following the date they attain the age of seventy (70) years.

         SECTION 2. Nomination of Directors. Any stockholder entitled to vote in the election of directors generally may nominate one or more persons for election as directors at an annual meeting only pursuant to the Corporation's notice of such meeting or if written notice of such stockholder's intent to make such nomination or nominations has been received by the Secretary of the Corporation not less than sixty nor more than ninety days prior to the first anniversary of the preceding year's annual meeting; provided, however, that in the event that the date of the annual meeting is advanced by more than thirty days or delayed by more than sixty days from such anniversary, notice by the stockholder to be timely must be so received not earlier than the ninetieth day prior to such annual meeting and not later than the close of business on the later of(l) the sixtieth day prior to such annual meeting or (2) the tenth day following the day on which notice of the date of the annual meeting was mailed or public disclosure thereof was made by the Corporation, whichever first occurs. For purposes of calculating the first such notice period following adoption of this Restated Certificate of Incorporation, the first anniversary of the 1997 annual meeting, shall be deemed to be September 16, 1998. Each such notice shall set forth: (a) the name and address of the stockholder who intends to make the nomination and the name, age, business address, residence address and principal occupation of the person or persons to be nominated; (b) a representation that the stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (c) a description of all

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arrangements or understandings between the stockholder and each nominee and any other person or persons (naming, such person or persons) relating to the nomination or nominations; (d) the class and number of shares of the Corporation which are beneficially owned by such stockholder and the person to be nominated as of the date of such stockholder's notice and by any other stockholders known by such stockholder to be supporting such nominees as of the date of such stockholder's notice; (e) such other information regarding each nominee proposed by such stockholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission; and
(f) the consent of each nominee to serve as director of the Corporation if so elected.

         In addition, in the event the Corporation calls a special meeting of stockholders for the purpose of electing one or more directors, any stockholder entitled to vote in the election of directors generally may nominate one or more persons for election as directors at a special meeting only pursuant to the Corporation's notice of meeting or if written notice of such stockholder's intent to make such nomination or nominations, setting forth the information and complying with the form described in the immediately preceding paragraph, has been received by the Secretary of the Corporation not earlier than the ninetieth day prior to such special meeting and not later than the close of business on the later of (i) the sixtieth day prior to such special meeting or (ii) the tenth day following the day on which notice of the date of the special meeting was mailed or public disclosure thereof was made by the Corporation, whichever comes first.

         No person shall be eligible for election as a director of the Corporation unless nominated in accordance with the procedures set forth in this
Article III, Section 2. The presiding officer of the meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the procedures prescribed by this Article III, Section 2; and if he or she should so determine, the defective nomination shall be disregarded.

         SECTION 3.        Vacancies; Resignations.

                  (a) If any vacancies occur in the Board of Directors, or if any new directorships are created, they shall be filled solely by a majority of the directors then in office, whether or not less than a quorum. Each director so chosen shall hold office until the expiration of the term of the class into which such director was elected and until his successor is duly elected and qualified. If there are no directors in office a special meeting of stockholders shall be called in accordance with the provisions of the Certificate of Incorporation or these Bylaws, at which meeting such vacancies shall be filled.

                  (b) Any director may resign as any time by giving written notice so the Board of Directors, the Chairman of the Board, the Chief Executive Officer, the President or the Secretary of the Corporation. Unless otherwise specified in such written notice, a resignation shall take effect upon delivery thereof to the Board of Directors or the designated officer; It shall not be necessary for a resignation to be accepted before it becomes effective.

         SECTION 4. Place of Meeting. The Board of Directors may hold meetings, both regular and special, either within or without the State of Delaware.

         SECTION 5. First Meeting. The first regular meeting of each newly elected Board of Directors shall be held immediately following the annual meeting of stockholders and no notice of such meeting shall be necessary so the newly elected directors in order legally to constitute the meeting, provided a quorum shall be present.

         SECTION 6; Regular Meetings. Additional regular meetings of the Board of Directors may be held without notice, as such time and place as may from time to time be determined by the Board of Directors.

         SECTION 7. Special Meetings. Special meetings of the Board of Directors may be called by the Chairman of the Board of Directors or, in the event of his disability, by the Vice Chairman, on 2 days' notice to each director in accordance with Article V. Special meetings shall be called by the Chairman of the Board, Vice

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Chairman, Chief Executive Officer, President or Secretary in like manner and on like notice on the written request of 4 directors or one-half (1/2) of the number of directors, whichever is less;

         SECTION 8. Quorum. At all meetings of the Board of Directors one-half (1/2) of the number of directors then in office, or such greater number as equals one-third (1/3) of the total number of directors shall constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically provided by law or the Certificate of Incorporation. If a quorum is not present at any meeting of the Board of Directors, the directors present may adjourn the meeting, from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

         SECTION 9. Compensation. Directors shall be entitled to such compensation for their services as directors and to such reimbursement for any reasonable expenses incurred in attending directors' meetings as may from time to time be fixed by the Board of Directors. The compensation of directors may be on such basis as is determined by the Board of Directors. Any director may waive compensation for any meeting. Any director receiving compensation under these provisions shall not be barred from serving the Corporation in any other capacity and receiving reasonable compensation for such other services.



         SECTION 10. Action by Consent. Any action required or permitted to be taken at any meeting of the Board of Directors may be taken without a meeting if a written consent to such action is signed by all members of the Board of Directors and such written consent is filed with the minutes of its proceedings.


                                   ARTICLE IV.

                                   COMMITTEES

         SECTION 1. Executive Committee. The Board of Directors may appoint Executive Committee consisting of not less than two directors, one of whom shall be designated as Chairman of the Executive Committee.

         SECTION 2. Powers. The Executive Committee shall have and may exercise those powers of the Board of Directors as may from time to time be granted so it by the Board of Directors.

         SECTION 3. Procedure, Meetings. The Executive Committee shall fix its own rules of procedure and shall meet at such times and at such place or places as may be provided by such rules. The Executive Committee shall keep regular minutes of its meetings and deliver such minutes to the Board of Directors.

         The Chairman of the Executive Committee, or, in his absence, a member of the Executive Committee chosen by a majority of the members present, shall preside at meetings of the Executive Committee and another member thereof chosen by the Executive Committee shall act as Secretary of the Executive Committee.

         SECTION 4. Quorum. A majority of the Executive Committee shall constitute a quorum for the transaction of business, and the affirmative vote of a majority of the members thereof shall be required for any action of the Executive Committee.

         SECTION 5. Other Committees. The Board of Directors may appoint such other committee or committees as it shall deem advisable and with such functions and duties as the Board of Directors shall prescribe.

         SECTION 6. Vacancies; Changes; Discharge. The Board of Directors shall have the power at any time to fill vacancies in, to change the membership of, and to discharge, any such committee.

         SECTION 7. Compensation. Members of any committee shall be entitled to such compensation for their services as members of any such committee and to such reimbursement for any reasonable expenses incurred in attending committee meetings as may from time to time be fixed by the Board of Directors. Any member may waive compensation for any meeting.

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         SECTION 8. Action by Consent. Any action required or permitted to be taken at any meeting of any committee of the Board of Directors may be taken without a meeting, if written consent to such action is signed by all members of the committee and such written consent is filed with the minutes of its proceedings.

                                  ARTICLE V.

                                    NOTICES

         SECTION 1. Form; Delivery. Whenever, under the provisions of law, the Certificate of Incorporation or these Bylaws, notice is required to be given to any director or stockholder, it shall not be construed to mean personal notice unless otherwise specifically provided, but such notice may be given by regular or overnight mail, addressed to such director or stockholder at his or her address as it appears on the records of the Corporation, with postage thereon prepaid. Notices given by regular mail shall be deemed to be given at the time they are deposited in the United States mail. Notice to a director may also be given personally, by telegram sent to his address as it appears on the records of the Corporation, by facsimile (with a machine generated confirmation) or by telephone.

         SECTION 2. Waiver. Whenever any notice is required to be given under the provisions of law, the Certificate of Incorporation or these Bylaws, a written waiver thereof signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed to be equivalent to such notice. In addition, any stockholder who attends a meeting of stockholders in person, or is represented at such meeting by proxy, without protesting prior to the conclusion of the meeting the lack of notice thereof to him, or any director who attends a meeting of the Board of Directors without protesting, prior to the commencement of the meeting such lack of notice, shall be conclusively deemed so have waived notice of such meeting.

                                   ARTICLE VI.

                                    OFFICERS

         SECTION 1. Designations. The officers of the Corporation shall be chosen by the Board of Directors and shall be a Chairman of the Board, Vice Chairman of the Board, a Chief Executive Officer, a President, a Secretary and a Treasurer. The Board of Directors may also choose one or more Executive or Senior Vice Presidents, one or more additional vice presidents, one or more assistant secretaries and assistant treasurers, and such other officers and agents as it shall deem necessary. All officers of the Corporation shall hold their offices for such terms and shall exercise such powers and perform such duties as shall from time to time be determined by the Board of Directors. Any number of offices may be held by the same person, unless the Certificate of Incorporation or these Bylaws otherwise provide.

         SECTION 2. Term of Office, Removal. The Board of Directors at its first meeting after each annual meeting of stockholders shall choose a Chairman, a Vice Chairman, a Chief Executive Officer, a President, a Secretary and a Treasurer and such other officers as the Board of Directors shall deem appropriate. The officers of the Corporation shall hold office until their successors are chosen and shall qualify. Any officer elected or appointed by the Board of Directors may be removed, with or without cause, at any time by the affirmative vote of a majority of the directors then in office. Such removal shall not prejudice the contract rights, if any, of the person so removed. Any vacancy occurring in any office of the Corporation may be filled by the Board of Directors.

         SECTION 3. Compensation. The salaries of all officers of the Corporation shall be fixed by the Board of Directors.

         SECTION 4. The Chairman of the Board.

                  (a) The Chairman of the Board shall have general direction of the business affairs of the Corporation, subject to the control of the Board of Directors. The Chairman shall preside at all meetings of stockholders and the Board of Directors which he shall attend. Except where, by law, the signature of the

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         President is required, the Chairman shall possess the same power as the
         President to execute all certificates, contracts, bonds, mortgages and other instruments of the Corporation.

                  (b) Unless otherwise prescribed by the Board of Directors, the Chairman shall have full power and authority on behalf of the Corporation to attend, act and vote at any meeting of security holders of other corporations in which the Corporation may hold securities. At such meeting, the Chairman shall possess and may exercise any and all rights and powers incident to the ownership of such securities which the Corporation might have possessed and exercised if it had been present. The Board of Directors may from time to time confer like powers upon any other person or persons.

         SECTION 5. Vice Chairman. The Vice Chairman shall, in the absence of the Chairman of the Board or in the event of his disability, preside at all meetings of the Board of Directors and stockholders and perform the duties and exercise the powers of the Chairman of the Board and shall perform such other duties and have such other powers as may from time to time be prescribed by the Board of Directors.

         SECTION 6. Chief Executive Officer. The Chief Executive Officer shall be the chief administrator of the Corporation and shall have general direction of administration of the business affairs of the Corporation, subject to the direction of the Board of Directors, and shall perform such other duties and have such other powers as may from time to time be prescribed by the Board of Directors.

         SECTION 7. The President. The President shall be the chief operations officer of the Corporation and shall have general direction of the operation of the Corporation, subject to the direction of the Chief Executive Officer and the Board of Directors, and shall perform such other duties and shall have such other powers as may from time to time be prescribed by the Board of Directors.

         SECTION 8. The Vice Presidents. The Vice President (or in the event there by more than one, the Vice Presidents in the order designated, or in the absence of any designation, then in order of their election) shall, if the absence of the President or in the event of his disability, perform the duties and exercise the powers of file President and shall generally assist the President and perform such other duties and have such other powers as may from time to time be prescribed by the Board of Directors.

         SECTION 9. The Secretary. The Secretary shall attend all meetings of the Board of Directors and all meetings of stockholders and record all votes and the proceedings of the meetings in a book to be kept for that purpose and shall perform like duties for the Executive Committee or other committees, if required. He shall give, or cause to be given, notice of all meetings of stockholders and special meetings of the Board of Directors, and shall perform such other duties as may from time to time be prescribed by the Board of Directors, the Chairman of the Board or the President, under whose supervision he shall act. He shall have custody of the seal of the Corporation and he, or an Assistant Secretary, shall have authority to affix the same to any instrument requiring it and, when so affixed, the seal may be attested by his signature or by the signature of such Assistant Secretary. The Board of Directors may give general authority to any other officer to affix the seal of the Corporation and to attest the affixing thereof by his signature.

         SECTION 10. The Assistant Secretary. The Assistant Secretary (or in the event there be more than one, the Assistant Secretaries in the order designated, or in the absence of any designation, then in the order of their election) shall, in the absence of the Secretary or in the event of his disability, perform the duties and exercise the powers of the Secretary and shall perform such other duties and have such other powers as may from time to time be prescribed by the Board of Directors.

         SECTION 11. The Treasurer. The Treasurer shall have the custody of the corporate funds and other valuable effects, including securities, and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may from time to time be designated by the Board of Directors. He shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the Chairman of the Board or the President, and the Board of Directors at

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regular meetings of the Board, or whenever they may require it, an account of all of his transactions as Treasurer and of the financial condition of the Corporation.

         SECTION 12. The Assistant Treasurer. The Assistant Treasurer (or in the event there be more than one, the Assistant Treasurers in the order designated, or in the absence of any designation, then in the order of their election) shall, in the absence of the Treasurer or in the event of his disability, perform the duties and exercise the powers of the Treasurer and shall perform such other duties and have such other powers as may from time to time be prescribed by the Board of Directors.

                                  ARTICLE VII.

          INDEMNIFICATION OF OFFICERS, DIRECTORS, EMPLOYEES AND AGENTS

         SECTION 1. Action Other Than by or in the Right of the Corporation. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding or investigation, whether civil, criminal or administrative, and whether external or internal to the Corporation (other than a judicial action or suit brought by or in the right of the Corporation) by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or that, being or having been such a director, officer, employee or agent, he is or was serving at the request of the Corporation as a director, officer, employee or agent or another corporation, partnership, joint venture, trust or other enterprise (all such persons being referred to hereafter as an "Agent"), against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding, or any appeal thereof, if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation, and with respect to any criminal action or proceeding had no reasonable cause to believe his or her conduct was unlawful. The termination of any action, suit or proceeding--whether by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent--shall not, of itself, create a presumption that the person did not act in good faith and in manner which he or she reasonably believed to be in or not opposed to she best interests of the Corporation, or, with respect to any criminal action or proceeding, that he or she had reasonable cause to believe that his or her conduct was unlawful.

         SECTION 2. Action by or in the Right of the Corporation. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed juridical action or suit brought by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he or she is or was an Agent (as defined above) against expenses (including attorneys' fees) actually and reasonably incurred by him or her in connection with the defense, settlement or appeal of such action or suit if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for gross negligence or misconduct in the performance of his or her duty to the Corporation unless and only to extent that the Court of Chancery or the court in which such action or suit was brought shall have determined upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or other such court shall deem proper.

         SECTION 3. Determination of Right of Indemnification. No indemnification under Section 1 or 2 of this Article VII (unless ordered by a court) shall be made by the Corporation if a determination is reasonably and promptly made (i) by the Board of Directors by a majority vote consisting of directors who were not parties to such action. suit or proceeding, even though less than a quorum or (ii) if there are no such directors or if such directors so direct, by independent legal counsel in a written opinion, or (iii) by the stockholders that such person did not act in good faith and in a manner that such person reasonably believed to be in or not opposed to the best interests of the Corporation, or, with respect to any criminal proceeding, that such person believed or had reasonable cause to believe that his or her conduct was unlawful.

         SECTION 4. Indemnification Against Expenses of Successful Party. Notwithstanding the other provisions of this Article, to the extent that an Agent has been successful on the merits or otherwise, including the

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dismissal of an action without prejudice or the settlement of an action without admission of liability, in defense of any action, suit or proceeding or in defense of any, claim, issue or matter therein, or on appeal from any such proceeding, action, claim or matter, such Agent shall be indemnified against all expenses actually and reasonably incurred in connection therewith.

         SECTION 5. Advances of Expenses. Except as limited by Section 6 of this Article, expenses incurred in defending any civil, criminal, administrative or investigative action, suit or proceeding or investigation or any appeal therein shall be paid by the Corporation in advance of the final disposition of such matter, if the Agent shall undertake to repay such amount in the event that it is ultimately determined, as provided herein, that such person is not entitled to indemnification. Notwithstanding the foregoing, no advance shall be made by the Corporation if a determination is reasonably and promptly made by the Board of Directors by a majority vote of disinterested directors, or (if there are no such directors or such directors so direct) by independent legal counsel in a written opinion, that, based upon the facts known to the Board or counsel at the time such determination is made, such person did not act in good faith and in a manner that such person believed to be in or not opposed to the best interests of the Corporation, or, with respect to any criminal proceeding, that such person believed or had reasonable cause to believe his or her conduct was unlawful. In no event shall any advance be made in instances where the Board of Directors or independent legal counsel reasonably determines that such person deliberately breached his duty to the Corporation or its shareholders.

         SECTION 6. Right of Agent to Indemnification Upon Application; Procedure Upon Application. Any indemnification under Sections 1, 2, or 4 or advance under Section 5 of this Article, shall be made promptly, and in any event within ninety days, upon the written request of the Agent, unless with respect to applications under Sections 1, 2 or 5, a determination is reasonably and promptly be made by the Board of Directors by a majority vote of disinterested directors that such Agent acted in a manner set forth in such Sections as to justify the Corporation's not indemnifying or making an advance to the Agent. In the event there are no such disinterested directors, the Board of Directors shall promptly direct that independent legal counsel shall decide whether the Agent acted in the manner set forth in such Sections as to justify the Corporation's not indemnifying or making an advance to the Agent. The right to indemnification or advances as granted by this Article shall be enforceable by the Agent in any court of competent jurisdiction, if the Board or independent legal counsel denies the claim, in whole or in part, or if no disposition of such claim is made within ninety days. The Agent's expenses incurred in connection with successfully establishing his right to indemnification, in whole or in part, in any such proceeding shall also be indemnified by the Corporation.

         SECTION 7. Contribution. In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in this
Article is held by a court of competent jurisdiction to be unavailable to an indemnitee in whole or part, the Corporation, shall, in such an event, after taking into account, among other things, contributions by other directors and officers of the Corporation pursuant to indemnification agreements or otherwise, and in the absence of personal enrichment, acts of intentional fraud or dishonesty or criminal conduct on the part of the Agent, contribute to the payment of Agent's losses to the extent that, after other contributions are taken into account, such losses exceed: (i) in the case of a director of the Corporation or any of its subsidiaries who is not an officer of the Corporation or any of such subsidiaries, the amount of fees paid to him or her for serving as a director during the 12 months preceding the commencement of the suit, proceeding, or investigation; or (ii) in the case of a director of the Corporation or any of its subsidiaries who is also an officer of the Corporation or any of such Subsidiaries, the amount set forth in clause (i) plus 5% of the aggregate cash compensation paid to said director for such office(s) during the 12 months preceding the commencement of the suit, proceeding, or investigation; or (iii) in the case of an officer of the Corporation or any of its subsidiaries, 5% of the aggregate cash compensation paid to such officer for service in such office(s) during the 12 months preceding the commencement of such suit, proceeding or investigation.

         SECTION 8. Other Rights and Remedies. The indemnification provided by this Article shall not be deemed exclusive of, and shall not affect, any other rights to which an Agent seeking indemnification may be entitled under any Bylaws, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be an Agent and shall inure to the benefit of the heirs, executors and administrators of

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

such a person. All rights to indemnification under this Article shall be deemed to be provided by a contract between the Corporation and the Agent who serves in such capacity, at any time while these Bylaws and other relevant provisions of the General Corporation Law and other applicable law, if any, are in effect. Any repeal or modification thereof shall not affect any rights or obligations then existing.

         SECTION 9. Insurance. Upon resolution passed by the Board, the Corporation may purchase and maintain insurance on behalf of any person who is or was an Agent against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this Article. The Corporation may create a trust fund, grant a security interest or use other means (including, without limitation, a letter of credit) to ensure the payment of such sums as may become necessary to effect indemnification as provided herein.

         SECTION 10. Constituent Corporations. For the purposes of this Article, references to "the Corporation" include all constituent corporations absorbed in a consolidation or merger as well as the resulting or surviving corporation, so that any person who is or was a director, officer, employee, or trustee of such a constituent corporation or who, being, or having been such a director, officer, employee or trustee, is or was serving at the request of such constituent corporation as a director, officer, employee, trustee of another corporation, partnership, joint venture, trust or other enterprise shall stand in the same position under the provisions of this Article with respect to the resulting or surviving corporation as he would if he had served the resulting or surviving corporation in the same capacity.

         SECTION 11. Other Enterprises, Fines, and Serving at Corporation's Request. References to "other enterprises" in Sections 1, 7 and 10 shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to "serving at the request of the Corporation" shall include any service by Agent as director, officer, employee, trustee or agent of the Corporation which imposes duties on, or involves services by, such Agent with respect to any employee benefit plan, its participants, or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interests of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the Corporation" as referred to in this Article.

         SECTION 12. Savings Clause. If this Article or any portion thereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify each Agent as to expenses (including attorneys' fees), judgments, fines and amounts paid in settlement with respect to any action, suit, appeal, proceeding or investigation, whether civil, criminal or administrative, and whether internal or external, including a grand jury proceeding and an action or suit brought by or in the right of the Corporation; to the full extent permitted by any applicable portion of this Article that shall not have been invalidated, or by any other applicable law.

                                  ARTICLE VIII.

                               STOCK CERTIFICATES

         SECTION 1.  Form: Signatures.

                  (a) Every holder of stock in the Corporation shall be entitled to have a certificate, signed by the Chairman of the Board or the Chief Executive Officer and the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary of the Corporation, exhibiting the number, and class (and series, if any), of shares owned by him, and bearing the seal of the Corporation. Such seal may be a facsimile. Where a certificate is manually signed (i) by a transfer agent other than the Corporation or its employee or (ii) by a registrar other than the Corporation or its employee, the signature of any such officer may be a facsimile. In case any officer who has signed, or whose facsimile signature was placed on, a certificate shall have ceased to be such officer before such certificate is issued, it may nevertheless be issued by the Corporation with the same effect as if he were such officer at the date of its issue.

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

                  (b) All stock certificates representing shares of capital stock which are subject to restrictions on transfer or to other restrictions, may have imprinted thereon a notation to such effect, as shall be determined by the Board of Directors.

         SECTION 2. Registration of Transfer. Upon surrender to the Corporation of any transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the Corporation or its transfer agent to issue a new certificate to the person entitled thereto, to cancel the old certificate and to record the transaction upon its books.

         SECTION 3.  Registered Stockholders.

                  (a) Except as otherwise provided by law, the Corporation shall be entitled to recognize the exclusive right of a person who is registered on its books as the owner of shares of capital stock to receive dividends or other distributions and to vote as such owner, and to hold liable for calls and assessments a person who is registered on its books as the owner of shares of its capital stock. The Corporation shall not be bound to recognize any equitable or legal claim to or interest in such shares on the part of any other person.

                  (b) Stockholders are responsible for giving written notice to the Corporation or the transfer agent and registrar, if any, of any change of name or address, and failure to do so shall relieve the Corporation, its directors, officers and agents, and its transfer agent and registrar, if any, of liability for failure to send notices or pay dividends or other distributions to a name or address other than the name or address appearing on the stock ledger maintained by the Corporation or by the transfer agent and registrar, if any.

         SECTION 4. Lost, Stolen or Destroyed Certificates. The Board of Directors may direct a new certificate to be issued in place of any certificate theretofore issued by the Corporation which is claimed to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate, or his legal representative, to advertise the same in such manner as it shall require and/or to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate claimed to have been lost, stolen or destroyed.

                                   ARTICLE IX.

                               GENERAL PROVISIONS

         SECTION 1. Dividends. Subject to the provisions of the Certificate of Incorporation, dividends upon the outstanding capital stock of the Corporation may be declared by the Board of Directors at any regular or special meeting, pursuant to law, and may be paid in cash, in property, or in shares of the Corporation's capital stock.

         SECTION 2. Reserves. The Board of Directors shall have full power, subject to the provisions of law and the Certificate of Incorporation, to determine whether any, and, if so, what part, of the funds legally available for the payment of dividends shall be declared as dividends and paid to the stockholders of the Corporation. The Board of Directors may fix a sum which may be set aside or reserved over and above the paid-in capital of the Corporation for working capital or as a reserve for any proper purpose, and may, from time to time, increase or diminish any such fund in its absolute judgment and discretion.

         SECTION 3. Fiscal Year. The fiscal year of the Corporation shall begin on January 1 in each calendar year and end on December 31 in that calendar year.

         SECTION 4. Seal. The corporate seal shall have inscribed thereon the name of the Corporation, the year of its incorporation and the words "Corporate Seal, Delaware."

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